Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"ECHO METRIX INC.", A DELAWARE CORPORATION,

WITH AND INTO "SEARCHHELP, INC." UNDER THE NAME OF "ECHO METRIX, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SIXTH DAY OF MAY, A.D. 2009, AT 5:36 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3432839 8100M

090438854

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 7301938

DATE: 05-14-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:59 PM 05/06/2009
FILED 05:36 PM 05/06/2009
SRV 090438854 - 3432839 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

ECHO METRIX, INC.
(a Delaware corporation)

INTO

SEARCHHELP, INC.
(a Delaware corporation)

Under Section 253 of the Delaware General Corporation Law

The undersigned corporation does hereby certify as follows:

FIRST: SearchHelp, Inc. (the "Corporation") is a business corporation of the State of Delaware. The Certificate of Incorporation was filed with the Secretary of State on September 5, 2001.

SECOND: The Corporation is the owner of all of the outstanding shares of the stock of Echo Metrix, Inc., which is also a business corporation of the State of Delaware.

THIRD: On March 10, 2009, the Board of Directors of the Corporation adopted the following resolutions to merge Echo Metrix, Inc. into the Corporation:

> RESOLVED that the Corporation's wholly-owned subsidiary, Echo Metrix, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Echo Metrix, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Echo Metrix, Inc. in its name; and further
>
> RESOLVED that this Corporation shall assume all of the obligations of Echo Metrix, Inc.; and further
>
> RESOLVED, that the officers of this Corporation be, and they and each of them hereby is, authorized, empowered and instructed to file a Certificate of Ownership and Merger of Echo Metrix, Inc. into this Corporation pursuant to Section 253 of the Delaware General Corporation Law and to take such other action as they may

deem necessary or advisable in order to effect the merger of Echo Metrix, Inc. into this Corporation (the "Merger"), the taking of such action to be conclusive evidence as to the necessity or advisability therefor; and further

RESOLVED, that this Corporation shall change its name to Echo Metrix, Inc. upon the effectiveness of the Merger; and further

RESOLVED, that the merger of Echo Metrix, Inc. into this Corporation shall be effective upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and further

RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to certify as to the adoption of any or all of the foregoing resolutions.

Dated: March 19, 2009

SEARCHHELP, INC.

By: /s/ Jeffrey Greene
Chief Executive Officer